Exhibit 99.1

          Tesoro Corporation Announces Third Quarter Results


    SAN ANTONIO--(BUSINESS WIRE)--Nov. 1, 2007--Tesoro Corporation (NYSE:TSO) today reported net income of $47 million, or $0.34 per share in the third quarter of 2007, compared to $274 million, or $1.96 per share in the third quarter of 2006. Year-to-date net income totaled $606 million, or $4.35 per share versus $643 million, or $4.58 per share a year ago.

    Quarterly benchmark crack spreads in the West Coast and Pacific Northwest regions were down 28% and 34%, respectively from a year ago. Consequently, refining margins during the quarter of $9.09 per throughput barrel were $6.16 below those in the third quarter of 2006.

    "The industry experienced a significant increase in crude prices in the third quarter, while product prices rose at a much slower rate," said Bruce Smith, Tesoro's Chairman, President and CEO. "These market fundamentals were the single biggest impact to our quarterly earnings versus last year. The lower margin environment and rapid rise in crude price also negatively impacted other segments of our business, including marketing and our long haul crude hedge program," said Smith. The reduction to refinery margins from the realized and unrealized third quarter hedge program was $28 million.

    Operationally, the company reported throughput of 654 thousand barrels per day (mbpd) for the quarter. Overall refinery utilization was good, although the company did experience some unplanned downtime at our Anacortes and Golden Eagle refineries. Throughput for the quarter at the Golden Eagle refinery was 11 mbpd lower than a year ago and is associated with work performed on the coker and other downstream units. This also increased feedstock cost and reduced clean product production.

    The Amorco wharf project, completed during the quarter at a cost of $26 million, offset a portion of the impact of the coker downtime by providing improved crude flexibility allowing increased utilization of other conversion units. The project contribution is estimated at $11 million for the quarter. The sulfur handling unit project at Anacortes was completed during the quarter and will allow for twice the refinery's historic sour crude throughput.

    Capital expenditures for the year are expected to remain at $900 million. As of today, the company has completed substantially all of the major income improvement projects associated with the 2007 capital program. "As we move into 2008, shareholders should continue to expect to see our discretionary capital program focused on reliability improvements and cost savings initiatives. Our successful execution of the 2007 capital program serves as the foundation for continued capital stewardship of free cash flow going forward," said Smith.

    Los Angeles Refinery Update

    Throughput at the refinery, including feedstocks, was 110 mbpd. Gross refining margin and direct operating expense for the quarter were $8.61 and $5.77 per barrel, respectively.

    "Throughput and product yields are currently ahead of our early expectations," said Smith. "While market fundamentals in the quarter of historically low crack spreads and rapidly rising crude cost impacted the refinery's profitability, we are pleased with our operational performance. As we move forward, we expect to realize additional benefits in exiting supply contracts, supply diversification and enhancing existing logistics," said Smith.

    Retail Operations Update

    Retail operating income during the quarter was $4 million including an impairment of $6 million for certain retail sites. Volume and margins for the newly acquired Shell and USA brand sites were in line with expectations. Additional USA brand expenses to improve operating standards, store enhancements and security are expected to impact earnings for the next three quarters. "We have high expectations for the USA brand, and to meet our company's long-term strategy around retail, we need to make additional investments. Our retail strategy is a selective process aimed at matching each refinery's production with its distribution needs. The addition of the acquired retail assets has allowed us to achieve a more optimum channel of trade balance," said Smith.

    Board Declares Quarterly Dividend

    Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable December 17th, 2007 to shareholders of record as of December 3rd, 2007.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 9:30 a.m., CDT, Thursday, November 1st, 2007, Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2007 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.

    Tesoro Corporation, a Fortune 150 Company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 660,000 barrels per day. Tesoro's retail-marketing system includes over 900 branded retail stations, of which over 445 are company operated under the Tesoro(R) , Shell(R), Mirastar(R) and USA(R) Gasoline brands.

    This earnings release contains certain statements that are "forward-looking" statements concerning the market environment, and our expectations on about operating enhancements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                          TESORO CORPORATION
                STATEMENTS OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------  ------------------
                                  2007      2006      2007      2006
                                --------  --------  --------  --------
Revenues                       $   5,902 $   5,278 $  15,382 $  14,084
Costs and Expenses:
 Costs of sales and operating
  expenses                         5,651     4,697    13,909    12,662
 Selling, general and
  administrative expenses             47        41       189       126
 Depreciation and amortization        97        63       255       183
 Loss on asset disposals and
  impairments                          8        31        13        43
                                --------  --------  --------  --------
Operating Income                      99       446     1,016     1,070
Interest and Financing Costs        (28)      (19)      (75)      (60)
Interest Income and Other              4        15        29        32
                                --------  --------  --------  --------
  Earnings Before Income Taxes        75       442       970     1,042
Income Tax Provision                  28       168       364       399
                                --------  --------  --------  --------
Net Earnings                   $      47 $     274 $     606 $     643
                                ========  ========  ========  ========
Net Earnings Per Share:
 Basic                         $    0.35 $    2.01 $    4.47 $    4.71
 Diluted                       $    0.34 $    1.96 $    4.35 $    4.58
Weighted Average Common
 Shares:
 Basic                             135.9     136.2     135.6     136.4
 Diluted                           139.6     139.8     139.4     140.3

-----------------------------
Note: Amounts include the results of operations of our Shell and USA
 Petroleum acquisitions since their acquisition dates in May 2007. Share and per share data for both periods presented reflect the effect of a two-for-one stock split effected in the form of a stock dividend which was distributed on May 29, 2007.


                          TESORO CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)


                                          Three Months   Nine Months
                                              Ended          Ended
                                          September 30,  September 30,
                                          -------------  -------------
                                           2007   2006    2007   2006
                                          ------  -----  ------  -----
Operating Income (Loss)
 Refining                                $   132 $  474 $ 1,179 $1,192
 Retail                                        4      3     (7)   (21)
                                          ------  -----  ------  -----
        Total Segment Operating Income       136    477   1,172  1,171
 Corporate and Unallocated Costs            (37)   (31)   (156)  (101)
                                          ------  -----  ------  -----
  Operating Income                            99    446   1,016  1,070
 Interest and Financing Costs               (28)   (19)    (75)   (60)
 Interest Income and Other                     4     15      29     32
                                          ------  -----  ------  -----
  Earnings Before Income Taxes           $    75 $  442 $   970 $1,042
                                          ======  =====  ======  =====

Depreciation and Amortization
 Refining                                $    86 $   56 $   227 $  164
 Retail                                        8      4      19     12
 Corporate                                     3      3       9      7
                                          ------  -----  ------  -----
        Depreciation and Amortization    $    97 $   63 $   255 $  183
                                          ======  =====  ======  =====

Capital Expenditures
 Refining                                $   182 $   99 $   489 $  242
 Retail                                        1      3       3      4
 Corporate                                    12     32      32     40
                                          ------  -----  ------  -----
        Capital Expenditures             $   195 $  134 $   524 $  286
                                          ======  =====  ======  =====


                  BALANCE SHEET DATA
                     (Unaudited)
                (Dollars in millions)

                                         September 30,   December 31,
                                           2007 (a)          2006
                                         -------------  --------------
Cash and Cash Equivalents               $         103 $            986
Total Assets                            $       7,995 $          5,904
Total Debt                              $       1,539 $          1,046
Total Stockholders' Equity              $       3,122 $          2,502
Total Debt to Capitalization Ratio                33%              29%
---------------------------------------
(a)The purchase price of the Shell and USA assets, both acquired in May 2007, have been preliminarily allocated to the assets and liabilities acquired based upon their fair market values at the date of acquisition. The allocations remain subject to change.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                 Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2007      2006      2007     2006
                                 --------  --------  --------  -------
REFINING SEGMENT
   Total Refining Segment
     Throughput (thousand
      barrels per day)
       Heavy crude                    331       274       289      269
       Light crude                    292       277       262      250
       Other feedstocks                31        23        29       19
                                 --------  --------  --------  -------
             Total Throughput         654       574       580      538
                                 ========  ========  ========  =======

     Yield (thousand barrels
      per day)
       Gasoline and gasoline
        blendstocks                   316       262       269      251
       Jet fuel                        88        75        76       70
       Diesel fuel                    137       139       127      123
       Heavy oils, residual
        products, internally
        produced fuel
          and other                   141       117       132      115
                                 --------  --------  --------  -------
             Total Yield              682       593       604      559
                                 ========  ========  ========  =======

     Refining Margin
      ($/throughput bbl) (b)
       Gross                    $    9.09 $   15.25 $   14.49 $  14.09
       Manufacturing cost
        before depreciation and
        amortization            $    4.12 $    3.32 $    4.19 $   3.47

     Segment Operating Income
      ($ millions)
       Gross refining margin
        (after inventory
        changes) (c)            $     543 $     786 $   2,276 $  2,039
       Expenses
        Manufacturing costs           248       175       664      510
        Other operating
         expenses                      67        45       175      122
        Selling, general and
         administrative                 9         6        25       16
        Depreciation and
         amortization (d)              86        56       227      164
        Loss on asset disposals
         and impairments                1        30         6       35
                                 --------  --------  --------  -------
             Segment Operating
              Income            $     132 $     474 $   1,179 $  1,192
                                 ========  ========  ========  =======

     Refined Product Sales
      (thousand barrels per
      day) (e)
       Gasoline and gasoline
        blendstocks                   347       301       308      284
       Jet fuel                       101        96        93       92
       Diesel fuel                    145       136       133      131
       Heavy oils, residual
        products and other             98        93        95       86
                                 --------  --------  --------  -------
             Total Refined
              Product Sales           691       626       629      593
                                 ========  ========  ========  =======

     Refined Product Sales
      Margin ($/barrel) (e)
       Average sales price      $   88.68 $   87.33 $   85.81 $  83.94
       Average costs of sales       80.65     74.95     72.99    71.82
                                 --------  --------  --------  -------
         Refined Product Sales
          Margin                $    8.03 $   12.38 $   12.82 $  12.12
                                 ========  ========  ========  =======

--------------------------
(b)Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
(c)Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. The adjustment for changes in refined product inventory resulted in a decrease in gross refining margin of $5 million and $19 million for the three months ended September 30, 2007 and 2006, respectively, and $19 million and $32 million for the nine months ended September 30, 2007 and 2006, respectively. Gross refining margin also includes the effect of intersegment sales to the retail segment at prices which approximate market.
(d)Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.35 and $0.97 for the three months ended September 30, 2007 and 2006, respectively, and $1.35 and $1.03 for the nine months ended September 30, 2007 and 2006, respectively.
(e)Sources of total refined product sales include products manufactured at the refineries and products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products and the effects of inventory changes.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               -------------------  ------------------
                                 2007       2006      2007      2006
                               ---------  --------  --------  --------
Refining By Region
   California (Golden Eagle
    and Los Angeles) (f)(g)
    Throughput (thousand
     barrels per day)
     Heavy crude                     232       160       177       153
     Light crude                      19         4        10         3
     Other feedstocks                 21         9        16         8
                               ---------  --------  --------  --------
            Total Throughput         272       173       203       164
                               =========  ========  ========  ========

    Yield (thousand barrels
     per day)
     Gasoline and gasoline
      blendstocks                    156        97       109        96
     Jet fuel                         18         -         9         -
     Diesel fuel                      61        54        49        46
     Heavy oils, residual
      products, internally
      produced fuel and other         54        31        49        32
                               ---------  --------  --------  --------
            Total Yield              289       182       216       174
                               =========  ========  ========  ========

    Refining Margin
     ($/throughput bbl)
     Gross                    $    11.26 $   19.65 $   18.34 $   19.98
     Manufacturing cost
      before depreciation and
      amortization            $     6.15 $    5.23 $    6.99 $    5.59

   Pacific Northwest (Alaska
    & Washington) (f)
    Throughput (thousand
     barrels per day)
     Heavy crude                      77        82        85        88
     Light crude                     103       103        90        81
     Other feedstocks                  5         8         9         6
                               ---------  --------  --------  --------
            Total Throughput         185       193       184       175
                               =========  ========  ========  ========

    Yield (thousand barrels
     per day)
     Gasoline and gasoline
      blendstocks                     75        79        78        73
     Jet fuel                         37        36        33        31
     Diesel fuel                      31        37        33        30
     Heavy oils, residual
      products, internally
      produced fuel and other         47        46        46        46
                               ---------  --------  --------  --------
            Total Yield              190       198       190       180
                               =========  ========  ========  ========

    Refining Margin
     ($/throughput bbl)
     Gross                    $     5.45 $   12.15 $   12.61 $   11.94
     Manufacturing cost
      before depreciation and
      amortization            $     2.84 $    2.56 $    2.82 $    2.69

   Mid-Pacific (Hawaii)
    Throughput (thousand
     barrels per day)
     Heavy crude                      22        32        27        28
     Light crude                      59        57        57        59
                               ---------  --------  --------  --------
            Total Throughput          81        89        84        87
                               =========  ========  ========  ========

    Yield (thousand barrels
     per day)
     Gasoline and gasoline
      blendstocks                     18        21        20        21
     Jet fuel                         23        27        24        28
     Diesel fuel                      14        14        15        14
     Heavy oils, residual
      products, internally
      produced fuel and other         28        28        26        26
                               ---------  --------  --------  --------
            Total Yield               83        90        85        89
                               =========  ========  ========  ========

    Refining Margin
     ($/throughput bbl)
     Gross                    $     0.11 $    9.31 $    3.68 $    6.67
     Manufacturing cost
      before depreciation and
      amortization            $     2.12 $    1.85 $    2.02 $    1.73
                                                                     -
----------------------------
(f)The Company experienced reduced throughput and yield levels during scheduled maintenance turnarounds for the Los Angeles refinery during the 2007 second quarter, the Golden Eagle refinery during the 2007 and 2006 first quarters, the Utah refinery during the 2007 first quarter, and the Alaska refinery during the 2006 second quarter.
(g)Volumes and margins for 2007 include amounts for the Los Angeles refinery since acquisition on May 10, 2007, averaged over the periods presented. Throughput and yield averaged over the 143 days of operation were 107,000 bpd and 116,000 bpd, respectively.


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------  ------------------
                                  2007      2006      2007      2006
                                --------  --------  --------  --------
 Mid-Continent (North Dakota &
  Utah) (f)
  Throughput (thousand barrels
   per day)
   Light crude                       111       113       105       107
   Other feedstocks                    5         6         4         5
                                --------  --------  --------  --------
             Total Throughput        116       119       109       112
                                ========  ========  ========  ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       67        65        62        61
   Jet fuel                           10        12        10        11
   Diesel fuel                        31        34        30        33
   Heavy oils, residual
    products, internally
    produced fuel and other           12        12        11        11
                                --------  --------  --------  --------
             Total Yield             120       123       113       116
                                ========  ========  ========  ========

  Refining Margin
   ($/throughput bbl)
   Gross                       $   16.82 $   17.84 $   19.43 $   14.69
   Manufacturing cost before
    depreciation and
    amortization               $    2.81 $    2.90 $    2.98 $    2.93


                          TESORO CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                 Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2007      2006      2007     2006
                                 --------  --------  --------  -------
RETAIL SEGMENT
   Number of Stations (end of
    period)
    Company-operated                  449       194       449      194
    Branded jobber/dealer             453       262       453      262
                                 --------  --------  --------  -------
     Total Stations                   902       456       902      456
                                 ========  ========  ========  =======

   Average Stations (during
    period)
    Company-operated                  451       202       333      207
    Branded jobber/dealer             446       260       359      260
                                 --------  --------  --------  -------
     Total Average Retail
      Stations                        897       462       692      467
                                 ========  ========  ========  =======

   Fuel Sales (millions of
    gallons)
    Company-operated                  311        66       555      189
    Branded jobber/dealer              71        51       175      138
                                 --------  --------  --------  -------
     Total Fuel Sales                 382       117       730      327
                                 ========  ========  ========  =======

   Fuel Margin ($/gallon) (h)   $    0.16 $    0.22 $    0.15 $   0.16
   Merchandise Sales ($
    millions)                   $      62 $      38 $     146 $    108
   Merchandise Margin ($
    millions)                   $      17 $      11 $      38 $     29
   Merchandise Margin %               27%       29%       26%      27%

   Segment Operating Income
    (Loss) ($ millions)
    Gross Margins
     Fuel (i)                   $      61 $      26 $     110 $     52
     Merchandise and other non-
      fuel margin                      23        11        48       31
                                 --------  --------  --------  -------
     Total Gross Margins               84        37       158       83
    Expenses
     Operating expenses                61        22       122       67
     Selling, general and
      administrative                    4         7        17       19
     Depreciation and
      amortization                      8         4        19       12
     Loss on asset disposals and
      impairments                       7         1         7        6
                                 --------  --------  --------  -------
     Segment Operating Income
      (Loss)                    $       4 $       3 $     (7) $   (21)
                                 ========  ========  ========  =======

--------------------------------
(h)Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volume and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
(i)Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

    CONTACT: Tesoro Corporation, San Antonio
             Investors:
             Scott Phipps, 210-283-2882
             Manager, Investor Relations
             or
             Media:
             Natalie Silva, 210-283-2729
             Manager, Press Relations